UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

TRANS-LUX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2257	13-1394750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Pearl Street, Norwalk, CT		06850-1647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 853-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement;

Item 3.03(b).	Material Modification to Rights of Security Holders.

As part of the Company’s restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of 416,500 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) having a stated value of $20.00 per share and convertible into 50 shares of the Company’s Common Stock, par value $0.001 per share (or an aggregate of 20,825,000 shares of Common Stock) and 4,165,000 one-year warrants (the “A Warrants”).  These securities were issued at a purchase price of $20,000 per unit (the “Unit”).  Each Unit consists of 1,000 shares of Preferred Stock, which have subsequently converted into 50,000 shares of Common Stock and 10,000 A Warrants.  Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share.  Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share.  On October 5, 2012, the Board of Directors of the Company unconditionally extended the exercise period of the Company’s outstanding A Warrants by ninety (90) days.  The exercise period under the A Warrants was previously set to expire on November 14, 2012.  Holders of the A Warrants may now exercise their rights thereunder through February 12, 2013.  The Board of Directors provided for this extension because the Company’s Registration Statement relating in part to the resale of the common shares underlying the A Warrants has not yet been declared effective by the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Effective October 5, 2012, Ms. Angela D. Toppi resigned from her positions as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company.

5.02(c) Effective October 8, 2012, Mr. Sami Sassoun was elected by the Company’s Board of Directors to serve as the Company’s Senior Vice President and Chief Financial Officer.  Mr. Sassoun, 45, previously served as a Managing Director of YesCFO LLC from 2010 to 2012, a firm providing interim CFO services. Prior to that, Mr. Sassoun served as the Chief Financial Officer of Pro-Fruit Marketing Inc. from 2008 to 2010, an importer and wholesaler of fresh fruit. Mr. Sassoun also served as the Chief Financial Officer of Prestige Window Fashions from 2001 to 2008, a manufacturer of custom made window treatments. Mr. Sassoun obtained his Certified Public Accountant certificate in 1992 and holds a B.S. in accounting from Rutgers University.  Currently, Mr. Sassoun will receive compensation of $150,000 per annum and it is anticipated that Mr. Sassoun will receive equity compensation as determined by the Compensation Committee of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:	/s/ Sami Sassoun
Sami Sassoun Senior Vice President and Chief Financial Officer

by:	/s/ Todd Dupee
Todd Dupee Vice President and Controller

Dated:  October 11, 2012